Exhibit 10.13
GUARANTY
     FOR VALUE RECEIVED, the sufficiency of which is hereby acknowledged, and in consideration of the credit to be extended to THE FOLGERS COFFEE COMPANY, a Delaware corporation (the “Borrower”) pursuant to the Credit Agreement (as defined below), the undersigned (each a “Guarantor” and, collectively, the “Guarantors”) hereby furnish this guaranty of the Guaranteed Obligations (as defined below) for the benefit of the Guaranteed Parties (as defined below) as follows:
     1. Guaranty. Subject to Section 21 below, each Guarantor jointly and severally hereby absolutely and unconditionally guarantees, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all existing and future indebtedness and liabilities of every kind, nature and character, direct or indirect, absolute or contingent, liquidated or unliquidated, voluntary or involuntary and whether for principal, interest, premiums, fees indemnities, damages, costs, expenses or otherwise, of the Borrower to the Guaranteed Parties arising under the Credit Agreement or the other Loan Documents (including all renewals, extensions, amendments and other modifications thereof and all costs, attorneys’ fees and expenses incurred by a Guaranteed Party in connection with the collection or enforcement thereof), and whether recovery upon such indebtedness and liabilities may be or hereafter become unenforceable or shall be an allowed or disallowed claim under any proceeding or case commenced by or against such Guarantor or the Borrower under the Bankruptcy Code (Title 11, United States Code), any successor statute or any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally (collectively, “Debtor Relief Laws”), and including interest that accrues after the commencement by or against the Borrower of any proceeding under any Debtor Relief Laws (collectively, the “Guaranteed Obligations”). The Guaranteed Parties’ books and records showing the amount of the Guaranteed Obligations shall be admissible in evidence in any action or proceeding, and, absent manifest error, shall be binding upon the Guarantors and conclusive for the purpose of establishing the amount of the Guaranteed Obligations. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Guaranteed Obligations or any instrument or agreement evidencing any Guaranteed Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Guaranteed Obligations (other than the indefeasible payment in full of the Guaranteed Obligations) which might otherwise constitute a defense to the obligations of the Guarantors under this Guaranty, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing.
     2. No Setoff or Deductions; Taxes; Payments. Each Guarantor represents and warrants that it is organized and resident in the United States of America. Each Guarantor shall make all payments hereunder to the extent permitted by applicable law without setoff or counterclaim and free and clear of and without deduction for any Taxes unless such Guarantor is compelled by law to make such deduction or withholding. If any such obligation (other than one arising with respect to Excluded Taxes) is imposed upon either Guarantor with respect to any amount payable by it hereunder, such Guarantor will pay to the Guaranteed Parties, on the date on which such amount is due and payable hereunder, the full amount of any Indemnified Taxes. Each Guarantor will deliver promptly to the Guaranteed Parties certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by such Guarantor hereunder. The obligations of each Guarantor under this paragraph shall survive the payment in full of the Guaranteed Obligations and termination of this Guaranty.

     3. Rights of Lender. Each Guarantor consents and agrees that the Guaranteed Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Guaranteed Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Guaranteed Obligations; (c) apply such security and direct the order or manner of sale thereof as the Guaranteed Parties in their sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Guaranteed Obligations. Without limiting the generality of the foregoing, each Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of such Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of such Guarantor.
     4. Certain Waivers. Each Guarantor waives (a) any defense arising by reason of any disability or other defense of the Borrower or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of the Lender) of the liability of the Borrower; (b) any defense based on any claim that such Guarantor’s obligations exceed or are more burdensome than those of the Borrower; (c) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder; (d) any right to require the Guaranteed Parties to proceed against the Borrower, proceed against or exhaust any security for the Indebtedness, or pursue any other remedy in the Guaranteed Parties’ power whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by the Guaranteed Parties; and (f) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties. Each Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Guaranteed Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Guaranteed Obligations.
     5. Obligations Independent; Joint and Several. The obligations of each Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Guaranteed Obligations and the obligations of any other guarantor, and a separate action may be brought against either Guarantor to enforce this Guaranty whether or not the Borrower or any other person or entity is joined as a party. All obligations and undertakings of the Guarantors herein shall be the joint and several obligations and undertakings of each Guarantor.
     6. Subrogation. The Guarantors shall not exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Guaranteed Obligations and any amounts payable under this Guaranty have been indefeasibly paid and performed in full and any commitments of the Guaranteed Parties or facilities provided by the Guaranteed Parties with respect to the Guaranteed Obligations are terminated. If any amounts are paid to the Guarantors in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Guaranteed Parties and shall forthwith be paid to the Guaranteed Parties to reduce the amount of the Guaranteed Obligations, whether matured or unmatured.
     7. Termination; Reinstatement. This Guaranty is a continuing and irrevocable guaranty of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until all Guaranteed Obligations and any other amounts payable under this Guaranty are indefeasibly paid in full in cash and any commitments of the Guaranteed Parties or facilities provided by the Guaranteed Parties with respect to the Guaranteed Obligations are terminated. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Borrower or either Guarantor is made, or the Guaranteed Parties exercise their right of setoff, in

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respect of the Guaranteed Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Guaranteed Parties in their good faith, reasonable business judgment) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Guaranteed Parties are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of the Guarantors under this paragraph shall survive termination of this Guaranty.
     8. Subordination. Each Guarantor hereby subordinates the payment of all obligations and indebtedness of the Borrower owing to such Guarantor, whether now existing or hereafter arising, including but not limited to any obligation of the Borrower to such Guarantor as subrogee of the Guaranteed Parties or resulting from such Guarantor’s performance under this Guaranty, to the indefeasible payment in full in cash of all Guaranteed Obligations. If the Guaranteed Parties so request, any such obligation or indebtedness of the Borrower to either Guarantor shall be enforced and performance received by such Guarantor as trustee for the Guaranteed Parties and the proceeds thereof shall be paid over to the Guaranteed Parties on account of the Guaranteed Obligations, but without reducing or affecting in any manner the liability of such Guarantor under this Guaranty.
     9. Stay of Acceleration. In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed, in connection with any case commenced by or against either Guarantor or the Borrower under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by such Guarantor immediately upon demand by the Guaranteed Parties.
     10. Expenses. The Guarantors shall pay on demand all out-of-pocket expenses (including reasonable attorneys’ fees and expenses) relating to the enforcement or protection of the Guaranteed Parties’ rights under this Guaranty or in respect of the Guaranteed Obligations, including any incurred during any “workout” or restructuring in respect of the Guaranteed Obligations and any incurred in the preservation, protection or enforcement of any rights of the Guaranteed Parties in any proceeding any Debtor Relief Laws. The obligations of the Guarantors under this paragraph shall survive the payment in full of the Guaranteed Obligations and termination of this Guaranty.
     11. Miscellaneous. No provision of this Guaranty may be waived, amended, supplemented or modified, except by a written instrument executed by the Administrative Agent (with the consent of the Required Lenders (or, if so required by Section 10.01 of the Credit Agreement, all the Lenders)) and the Guarantors. No failure by the Guaranteed Parties to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or in equity. The unenforceability or invalidity of any provision of this Guaranty shall not affect the enforceability or validity of any other provision herein. Unless otherwise agreed by the Guaranteed Parties and the Guarantors in writing, this Guaranty is not intended to supersede or otherwise affect any other guaranty now or hereafter given by the Guarantors for the benefit of the Guaranteed Parties or any term or provision thereof.
     12. Condition of Borrower. Each Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Borrower and any other guarantor such information concerning the financial condition, business and operations of the Borrower and any such other guarantor as such Guarantor requires, and that the Guaranteed Parties have no duty, and such Guarantor is not relying on the Guaranteed Parties at any time, to disclose to such Guarantor any information relating to the business, operations or financial condition of the Borrower or any other

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guarantor (the guarantor waiving any duty on the part of the Guaranteed Parties to disclose such information and any defense relating to the failure to provide the same).
     13. Setoff. If and to the extent any payment is not made when due hereunder, the Guaranteed Parties may setoff and charge from time to time any amount so due against any or all of the Guarantors’ accounts or deposits with the Guaranteed Parties.
     14. Representations and Warranties. Each Guarantor represents and warrants that (a) it is duly organized and in good standing under the laws of the jurisdiction of its organization and has the requisite power and authority to make and perform this Guaranty, and all necessary corporate (or the equivalent) authority has been obtained; (b) this Guaranty constitutes its legal, valid and binding obligation enforceable in accordance with its terms; (c) the making and performance of this Guaranty does not and will not violate the provisions of any applicable law, regulation or order, and does not and will not result in the breach of, or constitute a default or require any consent under, (i) the Note Purchase Agreement (as defined in the Smucker Credit Agreement) or (ii) any other material agreement, instrument, or document to which it is a party or by which it or any of its property may be bound or affected, except, with respect to the foregoing sub-clause (ii), to the extent any such conflict or violation could not reasonably be expected to have a Smucker Material Adverse Effect; and (d) all consents, approvals, licenses and authorizations of, and filings and registrations with, any governmental authority required under applicable law and regulations for the making and performance of this Guaranty have been obtained or made and are in full force and effect.
     15. Covenants. Each Guarantor covenants and agrees with the Guaranteed Parties that, so long as this Guaranty is in effect, (a) it will not permit the Smucker Interest Coverage Ratio determined as of the last day of any fiscal quarter, commencing on the last day of the fiscal quarter ending January 31, 2009, to be less than 3.50 to 1.00; (b) it will not permit the Smucker Consolidated Leverage Ratio, determined as of the last day of any fiscal quarter, commencing on the last day of the fiscal quarter ending January 31, 2009, to be greater than 3.00 to 1.00 and (c) at the times required by the Smucker Credit Agreement it shall deliver (or cause to be made available as provided therein) to the Administrative Agent and the Lenders the financial statements and other materials required to be delivered by Smucker pursuant to Section 5.3 thereof (except that (i) in lieu of the “Compliance Certificate” required thereby Smucker shall deliver a compliance certificate in the form of Exhibit A hereto and (ii) references in Section 5.3(e) of the Smucker Credit Agreement to “Agent” and “Lenders” shall, for purposes hereof, be deemed references to the Administrative Agent and the Lenders).
     16. Guarantor Event of Default. Each of the following shall constitute a “Guarantor Event of Default”: (a) the Guarantors shall default in the due performance or observance of any term, covenant or agreement set forth in this Guaranty; (b) any representation, warranty, certification or statement of fact made by or on behalf of the Guarantors herein or in any document delivered in connection herewith shall be incorrect or misleading in any material respect when made or deemed made; (c) the occurrence of an “Event of Default” under and as defined in the Smucker Credit Agreement and (d) the Borrower fails within five Business Days of the date of the consummation of the Merger to execute and deliver (or cause to be executed and delivered) (i) an amendment to the Credit Agreement in the form of Exhibit B hereto (the “Amendment”) and (ii) the legal opinion contemplated by Section 3 of the Amendment. If a Guarantor Event of Default occurs and is continuing, the Guaranteed Parties shall be entitled to exercise all rights and remedies available to it under this Guaranty. The Guarantors acknowledge that a Guarantor Event of Default shall constitute an Event of Default under the Credit Agreement.
     17. Indemnification and Survival. Without limitation on any other obligations of the Guarantors or remedies of the Guaranteed Parties under this Guaranty, the Guarantors shall, to the fullest extent permitted by law, indemnify, defend and save and hold harmless the Guaranteed Parties from and

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against, and shall pay on demand, any and all damages, losses, liabilities and expenses (including attorneys’ fees and expenses) that may be suffered or incurred by the Guaranteed Parties in connection with or as a result of any failure of any Guaranteed Obligations to be the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms. The obligations of the Guarantors under this paragraph shall survive the payment in full of the Guaranteed Obligations and termination of this Guaranty.
     18. GOVERNING LAW; Assignment; Jurisdiction; Notices. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK. This Guaranty shall (a) bind each Guarantor and its successors and assigns, provided that such Guarantor may not assign its rights or obligations under this Guaranty without the prior written consent of the Guaranteed Parties (and any attempted assignment without such consent shall be void), and (b) inure to the benefit of the Guaranteed Parties and their successors and assigns and the Guaranteed Parties may, without notice to the Guarantors and without affecting the Guarantors’ obligations hereunder, assign, sell or grant participations in the Guaranteed Obligations and this Guaranty, in whole or in part. Each Guarantor hereby irrevocably (i) submits to the non-exclusive jurisdiction of any United States Federal or State court sitting in New York, New York in any action or proceeding arising out of or relating to this Guaranty, and (ii) waives to the fullest extent permitted by law any defense asserting an inconvenient forum in connection therewith. Service of process by the Guaranteed Parties in connection with such action or proceeding shall be binding on the Guarantors if sent to the Guarantors by registered or certified mail at their address specified below or such other address as from time to time notified by the Guarantors. Each Guarantor agrees that the Guaranteed Parties may disclose to any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations of all or part of the Guaranteed Obligations any and all information in the Guaranteed Parties’ possession concerning such Guarantor, this Guaranty and any security for this Guaranty. All notices and other communications to the Guarantors under this Guaranty shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier to the Guarantors at their address set forth below or at such other address in the United States as may be specified by the Guarantors in a written notice delivered to the Guaranteed Parties at such office as the Guaranteed Parties may designate for such purpose from time to time in a written notice to the Guarantors.
     19. WAIVER OF JURY TRIAL; FINAL AGREEMENT. TO THE EXTENT ALLOWED BY APPLICABLE LAW, THE GUARANTORS AND THE GUARANTEED PARTIES EACH IRREVOCABLY WAIVES TRIAL BY JURY WITH RESPECT TO ANY ACTION, CLAIM, SUIT OR PROCEEDING ON, ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE GUARANTEED OBLIGATIONS. THIS GUARANTY REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
     20. Further Assurances. Each Guarantor agrees, upon the written request of the Guaranteed Parties, to execute and deliver to such Guaranteed Parties, from time to time, any additional instruments or documents reasonably considered necessary by such Guaranteed Parties to cause this Guaranty to be, become or remain valid and effective in accordance with its terms.
     21. Effectiveness. This Guaranty shall become effective immediately upon the consummation of the Merger (and prior to such consummation neither Guarantor shall have any liability hereunder in respect of the Guaranteed Obligations).

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     22. Definitions. Capitalized terms used herein which are not otherwise defined herein are used with the meanings ascribed to such terms in the Credit Agreement. For purposes of this Guaranty, the following terms shall have the following meanings:
     “Administrative Agent” means Bank of Montreal in its capacity as administrative agent under the Credit Agreement.
     “Credit Agreement” means that certain Credit Agreement dated as of the date hereof, among the Borrower, Bank of Montreal, individually and as administrative agent, and the lenders party thereto, as the same may from time to time be amended, modified or amended and restated.
     “Guaranteed Parties” means the Administrative Agent, the Lenders and their respective successors and assigns.
     “Guarantor Event of Default” means any of the events specified in Section 16 hereof.
     “Lenders” means the “Lenders” under and as defined in the Credit Agreement.
     “Smucker” means The J. M. Smucker Company, an Ohio corporation.
     “Smucker Consolidated Leverage Ratio” means the “Guarantor Consolidated Leverage Ratio” as defined in the Credit Agreement after giving effect to the Amendment.
     “Smucker Credit Agreement” means the Credit Agreement dated as of June 18, 2004, among Smucker, J.M. Smucker (Canada) Inc., the lenders party thereto and KeyBank National Association, as administrative agent, as amended through the date hereof and as further amended, restated or otherwise modified hereafter with the consent of the Required Lenders under the Credit Agreement explicitly acting in their capacity as such (and not in their capacity as lenders under the Smucker Credit Agreement) and without giving effect to any termination thereof (it being understood that following any such termination a circumstance constituting an “Event of Default” under such agreement as in effect immediately prior to such termination shall constitute a Guarantor Event of Default under Section 16(c) above).
     “Smucker Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDA for the period of the four fiscal quarters most recently ended to (b) Consolidated Interest Charges for such four fiscal quarter period. For purposes of this definition, “Consolidated EBITDA” and “Consolidated Interest Expense” shall each have the meaning ascribed to such term by the Credit Agreement except that all references to “the Borrower and its Subsidiaries” in such definitions (or in definitions directly or indirectly comprising a portion thereof) in the Credit Agreement shall be deemed references to “Smucker and its Subsidiaries”.
     “Smucker Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, affairs, financial condition, assets or property of Smucker and its Subsidiaries taken as a whole; (b) a material impairment of the ability of either Guarantor to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against either Guarantor of any Loan Document to which it is a party.
[Signatures on Following Page]

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     Executed this ___ day of October, 2008.

THE J. M. SMUCKER COMPANY

By:	/s/ Mark R. Belgya

Name:	Mark R. Belgya

Title:	Vice President, CFO & Treasurer

J.M. SMUCKER LLC

By:	/s/ Mark R. Belgya

Name:	Mark R. Belgya

Title:	Vice President, CFO & Treasurer

Address:	The J. M. Smucker Company
One Strawberry Lane
Orrville, Ohio 44667

EXHIBIT A
FORM OF COMPLIANCE CERTIFICATE
Financial Statement Date:
To: Bank of Montreal, as Administrative Agent and the Lenders
Ladies and Gentlemen:
     Reference is made to that certain Guaranty, dated as of October 31, 2008 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Guaranty;” the terms defined therein being used herein as therein defined), by The J. M. Smucker Company (“Smucker”) and J.M. Smucker LLC (collectively, the “Guarantors”) in favor of the Lenders and Bank of Montreal, as Administrative Agent.
     The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the                                                               of Smucker, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent and the Lenders on behalf of Smucker, and that:
[Use following paragraph 1 for fiscal year-end financial statements]
     1. Smucker has delivered the year-end audited financial statements required by Section 15(c) of the Guaranty for the fiscal year of Smucker ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.
     [Use following paragraph 1 for fiscal quarter-end financial statements]
     1. Smucker has delivered the unaudited financial statements required by Section 15(c) of the Guaranty for the fiscal quarter of Smucker ended as of the above date. Such financial statements fairly present in all material respects the financial condition, results of operations and cash flows of Smucker and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.
     2. The undersigned has reviewed and is familiar with the terms of the Guaranty and has made, or has caused to be made under his/her supervision, a review of the transactions and financial condition of Smucker during the accounting period covered by such financial statements.
     3. A review of the activities of Smucker during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period Smucker performed and observed all its obligations under the Guaranty, and
[select one:]

     [Such review did not disclose, and I have no knowledge of, the existence of any Guarantor Event of Default which has occurred and/or is continuing.]
—or—
     [Such review disclosed that the following Guarantor Events of Default have occurred and/or are continuing:]
     4. The representations and warranties of the Guarantors contained in Section 14 of the Guaranty, and any representations and warranties of the Guarantors that are contained in any document furnished at any time under or in connection with the Guaranty, are true and correct on and as of the date such representations were made.
     5. Set forth on Schedule 1 attached hereto are true and accurate calculations of the financial covenants set forth in Section 15 of the Guaranty on and as of the date of this Certificate which are in form and substance consistent with past practices as previously disclosed and approved by the Administrative Agent.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of                                         ,                                         .

THE J. M. SMUCKER COMPANY

By:

Name:

Title:

For the Quarter/Year ended
SCHEDULE 1
to the Compliance Certificate
($ in 000’s)
(See attached)

[omitted]

EXHIBIT B
FORM OF AMENDMENT NO. 1 TO CREDIT AGREEMENT
AMENDMENT NO. 1 TO CREDIT AGREEMENT
     This AMENDMENT NO. 1 TO CREDIT AGREEMENT (this “Amendment”) is entered into as of November 5, 2008, by and among THE FOLGERS COFFEE COMPANY, a Delaware corporation (the “Borrower”), BANK OF MONTREAL, individually and as administrative agent (the “Administrative Agent”), and the other lenders signatory hereto.
RECITALS
     A. The Borrower, the Administrative Agent and the Lenders are party to that certain Credit Agreement dated as of October 31, 2008 (the “Credit Agreement”). Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them by the Credit Agreement.
     B. The Borrower, the Administrative Agent and the undersigned Lenders wish to amend the Credit Agreement on the terms and conditions set forth below.
     In consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:
          1. Amendments to Credit Agreement. Upon the “Amendment No. 1 Effective Date” (as defined below), the Credit Agreement shall be amended as follows:
          (A) The following definitions in Article I are amended in their entirety to read as follows:
     “Applicable Rate” means (a) from the Closing Date to the Amendment No. 1 Effective Date, 1.250% per annum, (b) from and including the Amendment No. 1 Effective Date to but excluding the date on which the Administrative Agent receives a Guarantor Compliance Certificate for the fiscal quarter ending January 31, 2009, 1.375% per annum and (c) thereafter the applicable percentage per annum set forth below determined by reference to the Guarantor Consolidated Leverage Ratio as calculated on the last day of the immediately preceding fiscal quarter:

Applicable Rate
Pricing		Eurodollar
Level	Guarantor Consolidated Leverage Ratio	Rate
1	<1.50:1	1.250%
2	≥ 1.50:1 but ≤ 2.25:1	1.375%
3	>2.25:1	1.750%

     Any increase or decrease in the Applicable Rate resulting from a change in the Guarantor Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date the applicable Guarantor Compliance Certificate is delivered. Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).
     “Loan Documents” means, collectively, (a) this Agreement (including any amendment hereto), (b) the Notes, (c) the Guaranty, (d) the Fee Letter and (e) each other document delivered by the Loan Parties to or in favor of the Administrative Agent or the Lenders pursuant hereto.
     “Loan Parties” means, collectively, the Borrower, and after the Merger, the Guarantors.
          (B) New definitions are added to Article I in appropriate alphabetical order reading as follows:
     “Amendment No. 1” means the Amendment No. 1 to Credit Agreement dated as of November 5, 2008, by and among, the Borrower, the Administrative Agent and the Lenders signatory thereto.
     “Amendment No. 1 Effective Date” has the meaning set forth in the Amendment No. 1.
     “Guarantor Compliance Certificate” means a certificate substantially in the form of Exhibit A attached to the Obligations Guaranty to which Smucker is a party.
     “Guarantor Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Indebtedness as of such date to (b) Consolidated EBITDA for the period of the four fiscal quarters most recently ended; provided, however, for purposes hereof, all references to “the Borrower and its Subsidiaries” in definitions directly or indirectly comprising a portion of the definition of “Consolidated Total Indebtedness” and “Consolidated EBITDA” shall be deemed references to “Smucker and its Subsidiaries.”
     “Guarantors” means, collectively, after the Merger, Smucker and J.M. Smucker LLC.
     “Guaranty” means the Guaranty dated as of October 31, 2008 made by the Guarantors in favor of the Administrative Agent and the Lenders, which Guaranty became effective upon consummation of the Merger.
     “Smucker Credit Agreement” means the Credit Agreement dated as of June 18, 2004, among Smucker, J.M. Smucker (Canada) Inc., the lenders party thereto and KeyBank National Association, as administrative agent, as amended through October 31, 2008.

          (C) Section 7.05 is amended by adding a new clause (i) and restating the proviso at the end thereof as follows:
     (i) following the Merger, Dispositions of property by the Borrower or any Subsidiary to Smucker or any Subsidiary thereof that are permitted by Section 5.12(c), (d) or (e) of the Smucker Credit Agreement as in effect on October 31, 2008.
     provided, however, that any Disposition pursuant to clauses (c) and (h) shall be for fair value.
     (D) Section 7.08 is amended by adding a new clause (iii) as follows:
     (iii) after the consummation of the Merger, among the Borrower and/or its Subsidiaries and Smucker and/or its Subsidiaries (a) to the extent permitted by Section 7.05(i) or (b) where the Borrower reasonably determines in good faith such transaction is beneficial to the Borrower and such transaction is not entered into for the purpose of hindering the exercise by the Administrative Agent or the Lenders of their rights and remedies under this Agreement.
     (E) Section 7.09 is amended by restating clause (b) thereof as follows:
     (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person (except any Contractual Obligation arising pursuant to the Note Purchase Agreement (as defined in the Smucker Credit Agreement)).
     (F) Article VII is amended by restating the final paragraph thereof as follows:
     Notwithstanding anything herein to the contrary, from and after the Merger, nothing in this Article VII shall directly or indirectly encumber or restrict the ability of the Borrower or any Subsidiary to (a) make, directly or indirectly, any Capital Distribution (as defined in the Smucker Credit Agreement) to any Borrower (as defined in the Smucker Credit Agreement) or Guarantor of Payment (as defined in the Smucker Credit Agreement), (b) make, directly or indirectly, loans or advances or capital contributions to any Borrower (as defined in the Smucker Credit Agreement) or Guarantor of Payment (as defined in the Smucker Credit Agreement) or (c) transfer, directly or indirectly, any of the properties or assets of the Borrower or any Subsidiary to any Borrower (as defined in the Smucker Credit Agreement) or Guarantor of Payment (as defined in the Smucker Credit Agreement); except, with respect to (a), (b) or (c), for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) customary non-assignment provisions in leases or other agreements entered in the ordinary course of business and consistent with past practices, or (iii) customary restrictions in security agreements or mortgages securing Indebtedness of a Company (as defined in the Smucker Credit Agreement), or capital leases, of a Company (as defined in the Smucker Credit Agreement) to the extent such restrictions shall only restrict the transfer of the property subject to such security agreement, mortgage or lease.
     (G) A new Section 8.01(l) is added as follows:

     (l) Guaranty Default. Any “Guarantor Event of Default” (under and as defined in the Guaranty) shall occur.
     (H) Section 8.01(e) is amended by deleting clause (iii) thereof.
     (I) Section 10.01 is amended by adding a new clause (f) as follows:
     (f) release any Guarantor from the Guaranty (or any other Guarantee of the Obligations) without the written consent of each Lender.
          2. Representations and Warranties of the Borrower. The Borrower represents and warrants that:
     (a) The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate action, have received all approvals, consents, exemptions, authorizations or other action by or notice to or filing with any Governmental Authority or any other Person, and do not and will not (i) contravene the terms of the Borrower’s Organization Documents; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (x) any material Contractual Obligation to which the Borrower is a party or affecting the Borrower or the properties of the Borrower or any of its Subsidiaries or (y) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Borrower or its property is subject; or (iii) violate any provision of any Law except to the extent such violation could not reasonably be expected to have a Material Adverse Effect.
     (b) This Amendment constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.
     (c) Each of the representations and warranties contained in the Credit Agreement is true and correct on and as of the date hereof as if made on the date hereof, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty was true and correct on and as of such earlier date.
     (d) After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.
          3. Amendment No. 1 Effective Date. This Amendment shall become effective upon (a) the consummation of the Merger, (b) the execution and delivery hereof by the Borrower, the Administrative Agent and each of the Lenders and (c) the receipt by the Administrative Agent from Jones Day of a written legal opinion (addressed to the Administrative Agent and the Lenders) in form and substance satisfactory to the Administrative Agent (the “Amendment No. 1 Effective Date”) (and prior to such consummation, execution and delivery and receipt, this Amendment shall not be effective).
          4. Reference to and Effect Upon the Credit Agreement.
     (a) Except as specifically amended above, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.
     (b) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under the Credit Agreement or any Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any Loan Document, except as specifically set forth herein. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby.
          5. Costs and Expenses. The Borrower hereby affirms its obligation under Section 10.04 of the Credit Agreement to reimburse the Administrative Agent for all reasonable out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Amendment, including but not limited to the reasonable fees, charges and disbursements of attorneys for the Administrative Agent with respect thereto.
          6. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.
          7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.
          8. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument.
[Signature pages follow]

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

THE FOLGERS COFFEE COMPANY	BANK OF MONTREAL,
individually and as Administrative Agent

By:	By:

Name:	Name:

Its:	Its:

BANK OF AMERICA, N.A.

By:

Name:

Its: